Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Annual report of Innovative Companies, Inc. (the “Company”) on Form 10-KSB for the year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mihir K. Taneja, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mihir K. Taneja

Mihir K. Taneja Chief Executive Officer June 30, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Annual report of Innovative Companies, Inc. (the “Company”) on Form 10-KSB for the year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,Carol Dore-Falcone , Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carol Dore-Falcone

Carol Dore-Falcone Vice President and Chief Financial Officer June 30, 2003